UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 2, 2013

HEMISPHERX BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0‑27072	52-0845822
(state or other juris-	(Commission	(I.R.S. Employer
diction of incorporation)	File Number)	(Identification No.)

1617 JFK Boulevard, Suite 500, Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (215) 988-0080

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2013, Thomas K. Equels was appointed to serve as Chief Financial Officer of the Company. Mr. Equels will work together with Charles T. Bernhardt, through his departure date of December 27, 2013, to ensure a smooth transition.

Mr. Equels currently serves as Executive Vice Chairman, Secretary and General Counsel of Hemispherx. Mr. Equels’ experience and education provide a firm basis for his service as Chief Financial Officer. For more than thirty years his legal practice focused on complex business litigation, including cases related to corporate finance and market issues. For example, in 2008 he won Florida’s highly coveted “Most Effective Lawyer” award in that category based upon obtaining for the Delaware Insurance Commissioner a $26.8 million judgment against Bear Stearns in a case which unraveled Bear Stearns’ abuses related to CMOs, a complex financial instrument. He also has extensive experience in international matters, for example he has served as counsel for the Republic of Panama and the People’s Republic of China’s Chinese National Petroleum Corp. He has worked extensively in Europe, as well as in South America, Asia and Africa. Mr. Equels received his Juris Doctor degree Magna Cum Laude from Florida State University and is a graduate Summa Cum Laude of Troy University, where he also received a management related Master’s Degree. Mr. Equels has also demonstrated a strong commitment to civic duties. He was awarded, by order of the President of the United States, two Distinguished Flying Crosses for heroism in combat actions as a Cobra Gunship pilot during the Vietnam War. He has also received the Bronze Star, 15 Air Medals, 3 with “v” device, and the Purple Heart for his combat service. As a lawyer, he has been awarded the Florida Bar President’s Pro Bono Service Award, 1987; the Federal Bar Public Service Award, 1987; The Guild of Catholic Lawyers’ St. Thomas More Award, 1991; and the Southern Christian Leadership Conference’s Dr. Martin Luther King Jr. Community Service Award, 1995. In 2012 Pope Benedict XVI, in one of the Vatican’s highest honors, made Mr. Equels a Papal Knight in the Order of St. Gregory the Great in recognition of his many years of service to the poor and disenfranchised in his community as well as service to the church.

On December 3, 2013, Adam Pascale was appointed to serve as Chief Accounting Officer of the Company. Mr. Pascale has been the Controller at Hemispherx for eighteen years, with twenty four years of public accounting experience and prior public company experience. His degree is from Rutgers University in Accounting and he served for many years as a CPA prior to joining Hemispherx.

Item 9.01     Financial Statements and Exhibits

(c) Exhibits

          99.1     Press Release dated December 4, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMISPHERX BIOPHARMA, INC.

December 6, 2013	By:	/s/ William A. Carter
William A. Carter M.D.,
Chief Executive Officer

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